UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2005

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

435 Hudson Street, New York, New York 10014

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2005, dELiA*s, Inc. (the “Company”) was spun off from Alloy, Inc. (“Alloy”) by means of a distribution by Alloy to its stockholders of all of the outstanding shares of the Company’s common stock then owned by Alloy (the “Spinoff”).

In connection with the Spinoff, the Company or one of its subsidiaries entered into the following material agreements: (i) Tax Separation Agreement, dated as of December 19, 2005 between the Company and Alloy (the “Tax Separation Agreement”), (ii) Managed Services Agreement, dated as of December 19, 2005 between the Company and Alloy (the “Managed Services Agreement”), (iii) Professional Services Agreement, dated as of December 19, 2005, between the Company and Alloy (the “Professional Services Agreement”), (iv) Call Center Services Agreement, dated as of December 19, 2005, between AMG Direct, LLC, a wholly owned subsidiary of the Company (“AMG”), and On Campus Marketing, LLC (“OCM”) (the “Call Center Services Agreement”), and (v) seven Database Transfer Agreements, each with identical terms and dated as of December 19, 2005, between 360 Youth, LLC, an indirect wholly owned subsidiary of Alloy (“360 Youth”), as transferee, and each of dELiA*s Corp., dELiA*s Operating Company, dELiA*s Retail Company, OG Restructuring, Inc., GFLA, Inc., Skate Direct, LLC and Alloy Merchandising, LLC, each a transferor and a wholly owned subsidiary of the Company (the “Database Transfer Agreements”).

1. Tax Separation Agreement.

The Tax Separation Agreement provides, among other things, for the allocation between Alloy and the Company of federal, state, local and foreign tax liabilities relating to the tax liabilities of Alloy, Inc. and its subsidiaries (including us and our subsidiaries) through the date of the Spinoff. In general, under the Tax Separation Agreement, Alloy, Inc. will be responsible for the payment of taxes, and will indemnify the Company for all taxes, relating to the media and marketing businesses retained by Alloy after the Spinoff, and the Company will be responsible for the payment of taxes, and will indemnify Alloy for all taxes, relating to the merchandising business contributed by Alloy to the Company in connection with the Spinoff. Alloy, in its reasonable discretion, will determine the allocation of any taxes that are not specifically allocable to either the media and marketing business or to the merchandising business.

The Tax Separation Agreement also allocates the liability for any taxes that may arise in connection with, or become payable as a result of, the separation of the two businesses or the Spinoff, and generally provides that each of Alloy and the Company are responsible for half of any such taxes. However, the Company will be responsible for any such taxes imposed on it or Alloy (or the use of any Alloy tax attributes, such as net operating losses, that reduce, in whole or in part, any such taxes) if such taxes (or use of tax attributes) are attributable to certain post-Spinoff actions taken by the Company (including our subsidiaries) or our stockholders, including any change of ownership of 50% or more in our stock in any series of transactions that are part of a plan that includes the Spinoff. Pursuant to the agreement, Alloy will be responsible for any such taxes (or the use of any of our tax attributes, such as net operating losses, that reduce, in whole or in part, any such taxes) if such taxes (or use of tax attributes) are attributable to certain post-Spinoff actions taken by Alloy (including its subsidiaries) or its stockholders, including any change of ownership of 50% or more in Alloy’s stock in any series of transactions that are part of a plan that includes the Spinoff.

In addition, pursuant to the Tax Separation Agreement, the Company agreed that, subject to certain exceptions described below, it will not liquidate or dispose of a substantial portion of its assets within two years of the Spinoff, or take any other action which would result in more than an immaterial possibility that the tax-free status of the Spinoff for federal income tax purposes would be jeopardized. The Tax Separation Agreement permits the Company to take any such action, however, if it delivers to Alloy either a ruling from the IRS or an unqualified opinion from a nationally recognized law firm reasonably acceptable to Alloy, to the effect that the tax-free status of the Spinoff will not be jeopardized by such action. These restrictions will not apply to Alloy, although, as explained above, Alloy will be required to indemnify the Company for any taxes resulting from such actions.

2. Managed Services Agreement.

Pursuant to the Managed Services Agreement, Alloy will provide the Company with certain agreed upon website hosting, database management, data communication management, security and other managed services in support of our e-commerce webpages and applications. The initial term of the agreement is one year, which term will renew automatically for successive one-year periods unless a party provides written notice to the other party of at least one year advising of its intent to not renew. The maximum length of the initial term plus all renewal terms of the agreement is five years. In addition, either party may terminate the agreement early if the other party continues to breach a material term of the agreement after having been given a 30-day opportunity to cure.

3. Professional Services Agreement.

Pursuant to the Professional Services Agreement, Alloy will provide to the Company technology related professional services in three primary functional areas: software license support, database and list support services and other database services. The initial term of the agreement is one year, which term will renew automatically for successive one-year periods. The maximum length of the initial term plus all renewal terms is five years. In addition, either party may terminate the agreement early if the other party continues to breach a material term of the agreement after having been given a 30-day written notice and a reasonable opportunity to cure and either party may terminate all or any part of the services with six months prior written notice.

4. Call Center Services Agreement.

Pursuant to the Call Center Services Agreement, the Company will provide certain call center services to Alloy’s subsidiary, OCM, and its subsidiaries. The primary services to be provided include, among other things, taking and processing phone orders, support services related to the orders, responding to customer emails, handling catalog requests, check processing support, handling billing issues and credit card processing. The term of the agreement is one year, and will renew automatically for successive one-year periods, unless earlier terminated. OCM may terminate the agreement upon 90 days prior written notice to AMG, and AMG may terminate the agreement with one year’s prior written notice to OCM. These services will be provided for a monthly management fee of $7,000 plus 105% of OCM’s proportionate share of certain variable costs incurred in connection with the services provided pursuant to the arrangement.

5. Database Transfer Agreements.

Pursuant to the Database Transfer Agreements, the parties agreed to joint ownership of certain customer data (excluding credit card data) that the transferors under each of the agreements had owned prior to the Spinoff, subject to the limitations set forth in the agreements.

The agreements discussed above are attached hereto as exhibits and are also described in the Company’s 424(b)(1) Prospectus filed with the Securities and Exchange Commission on December 13, 2005.

Section 9 — Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Tax Separation Agreement, dated as of December 19, 2005 between dELiA*s, Inc. and Alloy, Inc.

10.2	Managed Services Agreement, dated as of December 19, 2005 between dELiA*s, Inc. and Alloy, Inc.

10.3	Professional Services Agreement, dated as of December 19, 2005, between dELiA*s, Inc. and Alloy, Inc.

10.4	Call Center Services Agreement, dated as of December 19, 2005, between AMG Direct, LLC and On Campus Marketing, LLC.

10.5	Form of Database Transfer Agreement, dated as of December 19, 2005, between 360 Youth, LLC, and each of dELiA*s Corp., dELiA*s Operating Company, dELiA*s Retail Company, OG Restructuring, Inc., GFLA, Inc., Skate Direct, LLC and Alloy Merchandising, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, INC.
(Registrant)

Date: December 23, 2005	/s/ Robert E. Bernard
Robert E. Bernard, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Tax Separation Agreement, dated as of December 19, 2005 between dELiA*s, Inc. and Alloy, Inc.

10.2	Managed Services Agreement, dated as of December 19, 2005 between dELiA*s, Inc. and Alloy, Inc.

10.3	Professional Services Agreement, dated as of December 19, 2005, between dELiA*s, Inc. and Alloy, Inc.

10.4	Call Center Services Agreement, dated as of December 19, 2005, between AMG Direct, LLC and On Campus Marketing, LLC.

10.5	Form of Database Transfer Agreement, dated as of December 19, 2005, between 360 Youth, LLC, and each of dELiA*s Corp., dELiA*s Operating Company, dELiA*s Retail Company, OG Restructuring, Inc., GFLA, Inc., Skate Direct, LLC and Alloy Merchandising, LLC.